UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2025

FOCUS IMPACT BH3 NEWCO, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-281116	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, NY (Address of principal executive offices)	10105 (Zip Code)

(212) 213-0243
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 3 to the Business Combination Agreement

As previously disclosed, on March 11, 2024, Focus Impact BH3 NewCo, Inc. (“NewCo”) a Delaware corporation and wholly owned subsidiary of Focus Impact BH3 Acquisition Company, a Delaware corporation (“BHAC” or “Focus Impact”) entered into that certain Business Combination Agreement (the “Business Combination Agreement”), by and among BHAC, NewCo, Focus Impact BH3 Merger Sub I, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”) and XCF Global Capital, Inc., a Nevada corporation (“XCF” or the “Company”).

On May 30, 2025, NewCo, BHAC, Merger Sub 1, Merger Sub 2 and XCF entered into Amendment No. 3 to the Business Combination Agreement (the “Third Amendment”), which amends the Business Combination Agreement to extend the Termination Date (as defined in the Business Combination Agreement) from May 31, 2025, to June 30, 2025.

A copy of the Third Amendment is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Third Amendment is qualified in its entirety by reference thereto.

ELOC Agreement

On May 30, 2025, NewCo and XCF entered into an equity line of credit purchase agreement (the “ELOC Agreement”) with Helena Global Investment Opportunities I Ltd (the “Investor”). Pursuant to the ELOC Agreement, following the completion of XCF’s previously announced business combination with BHAC, NewCo will have the right to issue and to sell to the Investor from time to time, as provided in the ELOC Agreement, up to $50,000,000 of Class A Common Stock of NewCo, subject to the conditions set forth therein. As a commitment fee in connection with the execution of the ELOC Agreement, XCF has issued to the Investor 740,000 shares of XCF’s common stock, representing the expected number of shares of its common stock that will be equal to 500,000 shares of NewCo Class A Common Stock as of the closing of the business combination.

A copy of the ELOC Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the ELOC Agreement is qualified in its entirety by reference thereto.

Helena Note

On May 30, 2025, NewCo, XCF, Randall Soule, in his individual capacity as a shareholder of XCF (“Soule”), and the Investor entered into a promissory note (the “Helena Note”) for gross principal amount of $2,000,000. The Helena Note bears interest of $400,000, is unsecured, and is due at the earlier of (i) the date that is three months from the Investor’s disbursement of the loan evidenced by the Helena Note, (ii) an event of default (as specified in the Helena Note), if such note is then declared due and payable in writing by the holder or if a bankruptcy event occurs (in which case no written notice from the holder is required) or (iii) in connection with future debt or equity issuances by NewCo or its subsidiaries. In connection with the issuance of the Helena Note, Soule has agreed to transfer 2,840,000 shares of XCF common stock held by him to the Investor, representing the expected number of shares of XCF common stock that will be equal to 2,000,000 shares of NewCo Class A Common Stock as of the closing of the business combination (the “Advanced Shares”). Upon the Investor’s receipt of an aggregate of $2,400,000 in (i) payments from NewCo and (ii) aggregate net proceeds from the sale of Advanced Shares, NewCo’s payment obligations for principal and interest under the Helena Note will have been satisfied and Helena is obligated to return any remaining Advanced Shares to Soule. If the Investor shall have sold all of the Advanced Shares and not yet received at least $2,400,000 in net proceeds from the sale thereof and in other payments from NewCo, NewCo shall remain responsible for payment of any shortfall, which shall be payable as otherwise required under the terms of the Helena Note.

A copy of the Helena Note is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Helena Note is qualified in its entirety by reference thereto.

Item 8.01	Other Events.

Explanatory Note

The following information was provided by XCF in its Current Report on Form 8-K and Form 425 prospectus filed on June 2, 2025 and was included in the Form 425 prospectus filed by NewCo on the same date.

GL Notes

As previously announced, on February 13, 2025, XCF and GL SPV Part I LLC (“GL”) entered into a promissory note (the “February 2025 Promissory Note”) for the gross principal amount of $1.2 million with net proceeds from the note equal to $1.0 million. The February 2025 Promissory Note bears interest of $0.2 million, is unsecured, and, under its initial terms, payment of the February 2025 Promissory Note was due at the earlier of (i) 30 days from the date of receipt of any customer payment paid to XCF, unless extended in writing by mutual consent of XCF and GL or (ii) an event of default (as specified in the February 2025 Promissory Note), if such note is then declared due and payable in writing by GL. In connection with the issuance of the February 2025 Promissory Note, XCF issued 200,000 shares of its common stock to GL.

On April 17, 2025, XCF and GL entered into a first amendment to the February 2025 Promissory Note (the “Amended February 2025 Promissory Note”) whereby the payment terms of the note were amended to the earliest of (i) 10 business days from the date of XCF entering into a Qualified Financing Event (as defined below) and receiving proceeds therefrom, unless extended in writing by mutual consent of XCF and GL, or (ii) an event of default (as specified in the Amended February 2025 Promissory Note), if such note is then declared due and payable in writing by GL. A “Qualified Financing Event” under the Amended February 2025 Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the Company of at least $15 million, and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), XCF maintains a minimum cash balance of at least $3 million in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by GL and XCF.

Copies of the February 2025 Promissory Note and Amended February 2025 Promissory Note are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference, and the foregoing descriptions of the February 2025 Promissory Note and Amended February 2025 Promissory Note are qualified in their entirety by reference thereto.

On April 17, 2025, XCF and GL entered into a promissory note (the “April 2025 Promissory Note”) for the gross principal amount of $2.5 million. The April 2025 Promissory Note bears interest of $0.3 million, is unsecured, and is due at the earlier of (i) 10 business days from the date of XCF entering into a Qualified Financing Event and receiving proceeds therefrom unless extended in writing by mutual consent of XCF and GL, or (ii) an event of default (as specified in the April 2025 Promissory Note), if such note is then declared due and payable in writing by GL. A “Qualified Financing Event” under the April 2025 Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the Company of at least $15 million, and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), XCF maintains a minimum cash balance of at least $3 million in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by GL and XCF. In connection with the issuance of the April 2025 Promissory Note, XCF will issue 5,000,000 shares of its common stock upon confirmation of either assignment of the shares by GL to a third party or GL’s compliance with the Hart-Scott-Rodino Antitrust Improvements Act. If such share issuance occurs after the closing of XCF’s proposed business combination transaction with Focus Impact BH3 Acquisition Company (“Focus Impact”), the shares to be issued will be calculated based on the finalized conversion ratio applicable to shares of XCF in connection with the business combination closing.

A copy of the April 2025 Promissory Note (together with the February 2025 Promissory Note and Amended February 2025 Promissory Note, the “GL Notes”) is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the April 2025 Promissory Note is qualified in its entirety by reference thereto.

Innovativ Media Notes

On January 31, 2025, XCF and Innovativ Media Group, Inc. (“Innovativ”) entered into a promissory note (the “Innovativ Promissory Note”) for the gross principal amount of $0.5 million. The Innovativ Promissory Note bore interest of $0.1 million, and was initially payable on March 31, 2025, unless extended by mutual written consent of XCF and Innovativ, or upon an event of default (as specified in the Innovativ Promissory Note), if such note is then declared due and payable in writing by Innovativ. In connection with the issuance of the Innovativ Promissory Note, XCF issued 250,000 shares of its common stock to Innovativ.

On April 17, 2025, XCF and Innovativ entered into a first amendment to the Innovativ Promissory Note (the “Amended Innovativ Promissory Note”) whereby the payment terms of the note were amended to the earliest of (i) 10 business days from the date of XCF entering into a Qualified Financing Event and receiving proceeds therefrom, unless extended in writing by mutual consent of XCF and Innovativ, or (ii) an event of default (as specified in the Amended Innovativ Promissory Note), if such note is then declared due and payable in writing by Innovativ. A “Qualified Financing Event” under the Amended Innovativ Promissory Note means the closing of any transaction or series of related transactions, including without limitation any equity or debt financing, that results in gross proceeds to the Company of at least $15 million, and that directly or indirectly results in the Company’s refinancing, repayment, or restructuring of any portion of its secured debt obligations, including through a refinancing, recapitalization, debt-for-equity exchange, secured loan facility, or other similar financing arrangement; provided, however, that any such event shall not be deemed a Qualified Financing Event unless, following the closing of such transaction(s), XCF maintains a minimum cash balance of at least $3 million in its primary operating bank account, and each of the foregoing conditions is fully satisfied without waiver or modification, except as may be expressly agreed to in writing by Innovativ and XCF. The Amended Innovativ Promissory Note also provides for additional one-time interest payment on the note at a fixed rate of 12% or $60,000, which amount is in addition to the interest already payable on the original note.

Copies of the Innovativ Promissory Note and Amended Innovativ Promissory Note (together, the “Innovativ Media Notes”) are filed with this Current Report on Form 8-K as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference, and the foregoing descriptions of the Innovativ Promissory Note and Amended Innovativ Promissory Note are qualified in their entirety by reference thereto.

Narrow Road Capital Note

On May 1, 2025, XCF and Narrow Road Capital, Ltd. entered into a promissory note (the “Narrow Road Note”) for the gross principal amount of $700,000. The Narrow Road Note bears interest of $140,000, is unsecured, and is due at the earlier of (i) September 30, 2025, or (ii) an event of default (as specified in the Narrow Road Note), if such note is then declared due and payable in writing by the holder. In connection with the issuance of the Narrow Road Note, the holder has the right, but not the obligation, to elect to receive up to 280,000 shares of common stock of the Company, at any time on or before the earlier of (x) the repayment of the Narrow Road Note in full, or (ii) six (6) months from issuance of the Narrow Road Note. This right lapses automatically if not exercised by such date. If such share issuance occurs after the closing of XCF’s proposed business combination transaction with Focus Impact, the shares to be issued will be calculated based on the finalized conversion ratio applicable to shares of XCF in connection with the business combination closing.

A copy of the Narrow Road Note is filed with this Current Report on Form 8-K as Exhibit 10.6 and is incorporated herein by reference, and the foregoing description of the Narrow Road Note is qualified in its entirety by reference thereto.

Cribb Note

On May 14, 2025, XCF and Gregory Segars Cribb entered into a promissory note (the “Cribb Note”) for the gross principal amount of $250,000. The Cribb Note bears interest of $50,000, is unsecured, and is due at the earlier of (i) September 30, 2025, or (ii) an event of default (as specified in the Cribb Note), if such note is then declared due and payable in writing by the holder. In connection with the issuance of the Cribb Note, the holder has the right, but not the obligation, to elect to receive up to 100,000 shares of common stock of the Company, at any time on or before the earlier of (x) the repayment of the Cribb Note in full, or (ii) six (6) months from issuance of the Cribb Note. This right lapses automatically if not exercised by such date. If such share issuance occurs after the closing of XCF’s proposed business combination transaction with Focus Impact, the shares to be issued will be calculated based on the finalized conversion ratio applicable to shares of XCF in connection with the business combination closing.

A copy of the Cribb Note is filed with this Current Report on Form 8-K as Exhibit 10.7 and is incorporated herein by reference, and the foregoing description of the Cribb Note is qualified in its entirety by reference thereto.

Soule Agreement

As disclosed above with respect to the Helena Note, in connection with the issuance of the Helena Note, Randall Soule agreed to transfer to 2,840,000 shares of XCF common stock held by him to the Investor. The Company and Mr. Soule entered into a letter agreement dated as of May 30, 2025 (the “Soule Agreement”), pursuant to which the Company agreed to issue Mr. Soule 2,840,000 shares of XCF common stock in consideration for Mr. Soule’s transfer of an equal number of shares to the Investor.

A copy of the Soule Agreement is filed with this Current Report on Form 8-K as Exhibit 10.10 and is incorporated herein by reference, and the foregoing description of the Soule Agreement is qualified in its entirety by reference thereto.

Greater Nevada Credit Union Loan

New Rise Renewables Reno, LLC (“New Rise Reno”) operates our existing sustainable aviation fuel (“SAF”) production facility in Reno, Nevada. New Rise Reno has four notes payable outstanding, in aggregate principal amount of $112,580,000, to Greater Nevada Credit Union (“GNCU”), as the successor to Jefferson Financial Federal Credit Union (the “GNCU Loan”). The GNCU Loan was underwritten by certain guarantees issued by the United States Department of Agriculture (the “USDA”) under the Biorefinery, Renewable Chemical and Biobased Product Manufacturing Assistance Program, which guaranteed 100% of the principal amount of the notes evidencing the GNCU Loan (the “USDA Guaranty”). Pursuant to the terms and conditions of the USDA Guaranty, the GNCU Loan is secured by a priority first lien on all assets of the project, except for inventory and accounts receivable, which may be used by New Rise Reno for routine business purposes so long as New Rise Reno is not in default of the GNCU Loan. The USDA must approve, inter alia, the accounts agreement, any issuance of additional debt by New Rise Reno, the transfer or sale of New Rise Reno assets or collateral, lien priorities, the substitution, release or foreclosure on the collateral, and GNCU’s exercise of any rights it has relating to the GNCU Loan, including those rights provided in the notes evidencing the GNCU Loan and the other transaction documents relating to the GNCU Loan. In addition, New Rise Renewables, LLC (“New Rise”) is a guarantor of the GNCU Loan.

On March 28, 2025, counsel for GNCU and Greater Nevada Commercial Lending, LLC (the servicer for the GNCU Loan) provided notice to New Rise Reno asserting than an event of default has occurred with respect to the GNCU Loan as a result of New Rise Reno’s failure to make required minimum monthly payments. The letter also demands that New Rise Reno and New Rise take immediate steps to bring the GNCU Loan current and to cure any and all other non-payment-related defaults that may exist, as well as a demand that New Rise Reno and New Rise provide evidence sufficient for GNCU to determine that it remains secure and that the prospect of repayment of the GNCU Loan has not been impaired by any material adverse change in New Rise Reno’s financial condition, or in the financial condition of New Rise, as a guarantor of the GNCU Loan. GNCU has demanded that the GNCU Loan be brought current, including payment of all late charges, no later than close of business on May 27, 2025. As of the dated of filing of this Current Report on Form 8-K, New Rise Reno has not made payment of the amounts demanded. As of May 15, 2025, the amount required to bring the GNCU Loan current is approximately $19.3 million, inclusive of principal and interest, excluding approximately $2.1 million of penalties/late charges.

GNCU’s rights and remedies in connection with an event of default include acceleration of the unpaid principal amount of the GNCU Loan, and/or possession, control, sale, and foreclosure on any collateral, including all rights and interests in and to the real property on which the SAF production facility is located (including any after-acquired fixtures, equipment and improvements to the production facility) under the terms of the Ground Lease by and between Twain GL XXVIII, LLC (“Twain”), as the landlord, and New Rise, as the tenant, dated March 29, 2022 (the “Ground Lease”), which is discussed below under “Twain Ground Lease.” GNCU would be obligated to obtain USDA approval in the event that GNCU seeks to exercise any rights it has under the GNCU Loan, including GNCU’s rights prescribed in the notes evidencing the GNCU Loan and related loan documents (including any attempt to foreclose or sell any collateral). The notes also permit GNCU to refrain from taking any action on anu of the notes, the collateral or any guarantee with the approval of USDA.

If GNCU pursues one or more of its available remedies under the GNCU Loan, the notes and related loan documents and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno, New Rise or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the GNCU Loan, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of GNCU taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the New Rise Reno production facility. Any of these results would have a material adverse effect on our business and financial condition, and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult to us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

XCF is in active discussions with GNCU to resolve the matters addressed in GNCU’s notice to New Rise Reno, including the possibility of a potential forbearance or modified loan payment schedule while XCF seeks and secures financing and ramps-up SAF production so as to generate sufficient cash flows from operations to be able to make payments under the GNCU Loan, including any past due loan payments and penalties. XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re- financing of the GNCU Loan and the Ground Lease payments (as discussed below). However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Twain Ground Lease

New Rise Reno leases the land on which the New Rise Reno production facility is located pursuant to a ground lease evidenced by the Ground Lease effective as of March 29, 2022 between Twain, as the landlord and New Rise Reno, as the tenant. Pursuant to the Ground Lease, New Rise Reno is obligated to pay Twain base and supplemental rent quarterly in amounts set forth therein. The land was acquired by Twain from New Rise Reno pursuant to the terms of a Purchase and Sale Agreement dated as of March 29, 2022, by and between Twain, as the buyer and New Rise Reno, as the seller.

On April 18, 2025 and April 30, 2025, counsel to Twain provided notice to New Rise Reno asserting that New Rise Reno is in default of the terms of the Ground Lease for its failure to make certain payments that are due and owing thereunder. In the notices, Twain sought immediate payment from New Rise Reno to cure the claimed default. These notices were in addition to prior correspondence directed to New Rise Reno from counsel on behalf of Twain dated December 7, 2023 and June 21, 2024, also asserting to certain defaults under the Ground Lease relating to failures to make required payments. The April 18, 2025 notice demanded payment by April 28, 2025 and the April 30, 2025 notice demanded immediate payment. As of the dated of filing of this Current Report on Form 8-K, New Rise Reno has not made payment of the amounts demanded. As of May 15, 2025, the amount required to satisfy the amounts owing under the Ground Lease totaled $18.5 million, comprised of (i) $13.3 million of lease payments and (ii) $5.6 million of late fees and penalties.

Twain’s remedies in the case of an event to default under the Ground Lease include the right to terminate the lease, the right to bring an action to recover the amount of all unpaid rent earned as of the date of termination or in the amount of all unpaid rent for the balance of the term of the lease, and to seek any other amount necessary to compensate Twain for New Rise Reno’s failure to perform its obligations under the Ground Lease. Twain’s available remedies also include the right to take possession of, operate, and/or relet the premises. As discussed above regarding the GNCU Loan, Twain’s secured interests are subordinate to those of GNCU. If Twain were to exercise its possessory or foreclosure remedies under the Ground Lease, it would need to seek approval from and coordinate with GNCU, which in turn would need to consult with USDA. Alternatively, Twain could file a legal action against New Rise Reno, seeking all unpaid rent and damages.

If Twain pursues one or more of its available remedies under the Ground Lease and is successful in exercising its possessory or foreclosure remedies, or is successful in obtaining a judgment requiring New Rise Reno or XCF to pay penalties and damages in addition to amounts New Rise Reno may owe under the Ground Lease, such events would materially disrupt our operations and impair our ability to generate revenue, and, in the case of Twain taking possession of the facility and/or our assets, could result in a temporary or permanent cessation of our operations at the production facility. Any of these results would have a material adverse effect on our business and financial condition, and would materially impair our ability to execute our business plan. In addition, the existence of defaults under the GNCU Loan and the Ground Lease could make it more difficult to us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan. In addition, the existence of defaults under the Ground Lease and the GNCU Loan could make it more difficult to us to obtain financing on acceptable terms, or at all, which would materially impair our ability to execute our business plan.

XCF is in active discussions with Twain to resolve the matters addressed in Twain’s notices to New Rise Reno, including the possibility of a potential forbearance or modified lease payment schedule while XCF seeks and secures financing and ramps-up SAF production so as to generate sufficient cash flows from operations to be able to make payments under the Ground Lease, including any past due lease payments and penalties. As discussed above with respect to the GNCU Loan, XCF is actively evaluating financing alternatives with other financial institutions and investors that would allow the re-financing of the GNCU Loan and the Ground Lease payments. However, there can be no assurance that we will be able to reach agreement with GNCU or Twain to resolve these matters on acceptable terms, or at all, or obtain sufficient financing to allow us to re-finance the GNCU Loan and Ground Lease payments and also execute our business plan.

Appointment of Chief Accounting Officer

On April 16, 2025, the Company appointed Pamela M. Abowd as its Chief Accounting Officer. Ms. Abowd, 45, most recently managed the post-merger accounting and tax integration between Woodside Energy and Tellurian Inc. (“Tellurian”) from October 2024 to April 2025. From 2018 to 2024, she served as Vice President, Corporate Controller and Head of Accounting Operations (2022–2024) and Tax Director (2018–2022) at Tellurian. In these roles, she led all aspects of accounting operations, financial reporting, tax accounting and compliance, and ERP system implementation. Prior to Tellurian, Ms. Abowd held senior tax leadership roles at Cheniere Energy from 2009 to 2018, where she oversaw the company’s global tax strategy, ensuring compliance with all tax regulations, and optimized tax efficiencies. She led the tax team and the company’s tax strategy initiatives. She began her career in public accounting at Grant Thornton and UHY Advisors. Ms. Abowd holds a BBA in Accounting and a Master of Accountancy from the University of Houston and is a Certified Public Accountant licensed in Texas.

In connection with her appointment, the Company and Ms. Abowd entered into an employment agreement, which provides for an annual base salary of $300,000 (which is also expected to be the initial base salary provided in the new employment agreement to become effective upon the closing of the Company’s previously announced business combination) and a target bonus of 30% of base salary. In addition, Ms. Abowd will receive, in connection with the completion of the business combination, restricted stock units covering 45,000 shares of Class A common stock of the surviving corporation in the business combination, with vesting over a five-year period. Ms. Abowd will also be eligible to participate in benefits programs available to executives generally, including participation in the XCF Global, Inc. 2025 Equity Incentive Plan and the XCF Global, Inc. 2025 Employee Stock Purchase Plan, and to benefit from certain perquisites to be determined. In addition, in connection with a termination without cause or with good reason, she will be entitled to severance in the amount of two times base salary.

A copy of Ms. Abowd’s employment agreement is filed with this Current Report on Form 8-K as Exhibit 10.11, and is incorporated herein by reference, and the foregoing description of her employment agreement is qualified in its entirety by reference thereto.

Appointment of Vice President, Treasurer

On February 14, 2025, Jonathan Seeley joined the Company as its Vice President, FP&A and Treasury and was appointed Vice President, Treasurer in April 2025. Mr. Seeley, 38, brings over 15 years of experience in corporate finance including treasury management, corporate controls, debt and equity transactions, project finance, M&A, and financial planning and analysis across the energy and infrastructure sectors. Most recently, Mr. Seeley served as Assistant Treasurer from 2022 to December 2024 and Head of Financial Planning from 2016 to 2022 at Tellurian. As Assistant Treasurer, he managed cash and liquidity operations, global banking and brokerage relationships, debt servicing and collateral management, and financial processes, controls, and risk management. Mr. Seeley played a key role in corporate finance functions, including public offerings, private placement, and ATM equity programs. In addition, Mr. Seeley served in multiple treasury rules for Tellurian entities until December 2024, including as Upstream Treasurer, Tellurian Production Holdings LLC; Treasurer, Tellurian Inc PAC; and Board Treasurer, Tellurian Disaster Relief Fund. Prior to his roles at Tellurian, Mr. Seeley served in finance positions at Ernst & Young LLP and LeighFisher. He holds a Bachelor of Science from Embry-Riddle Aeronautical University and an MBA from the University of Cincinnati.

In connection with his appointment, the Company and Mr. Seeley entered into an employment agreement on February 14, 2025, which provides for an annual base salary of $230,000 which was later amended on April 13, 2025 to be $260,000 (which is also expected to be the initial base salary provided in the new employment agreement to become effective upon the closing of the Company’s previously announced business combination) and a target bonus of 30% of base salary. In addition, Mr. Seeley will receive, in connection with the completion of the business combination, restricted stock units covering 39,000 shares of Class A Common Stock of the surviving corporation in the business combination, with annual vesting over a five-year period. Mr. Seeley will also be eligible to participate in benefits programs available to executives generally, including participation in the XCF Global, Inc. 2025 Equity Incentive Plan and the XCF Global, Inc. 2025 Employee Stock Purchase Plan, and to benefit from certain perquisites to be determined. In addition, in connection with a termination without cause or with good reason, he will be entitled to severance in the amount of two times base salary.

Copies of Mr. Seeley’s employment agreement and the amendment to his employment agreement are filed with this Current Report on Form 8-K as Exhibits 10.12 and 10.13, respectively, and are incorporated herein by reference, and the foregoing description of his employment agreement and amendment is qualified in its entirety by reference thereto.

Employment Agreement Amendments

On April 13, 2025, XCF and Gregory R. Surette, the Company’s Chief Strategy Officer, entered into an addendum (the “Surette Addendum”) to his previously announced employment agreement whereby Mr. Surette will be issued 300,000 shares of common stock upon closing of XCF’s proposed business combination transaction with Focus Impact. The additional shares shall vest in equal monthly installments over a three-year period and shall be subject to accelerated vesting upon termination by the Company without cause, the resignation of Mr. Surette for good reason or a change in control as defined in his employment agreement. In addition, on April 22, 2025, the Board of Directors elected Mr. Surette as Corporate Secretary of the Company.

A copy of the Surette Addendum is filed with this Current Report on Form 8-K as Exhibit 10.14, and is incorporated herein by reference, and the foregoing description of her employment agreement is qualified in its entirety by reference thereto.

On April 13, 2025, XCF and Gregory P. Savarese, the Company’s Chief Marketing Officer, entered into an addendum (the “Savarese Addendum”) to his previously announced employment agreement whereby Mr. Savarese will be issued 335,000 shares of common stock upon closing of XCF’s proposed business combination transaction with Focus Impact. The additional shares shall vest in equal monthly installments over a three-year period and shall be subject to accelerated vesting upon termination by the Company without cause, the resignation of Mr. Savarese for good reason or a change in control as defined in his employment agreement.

A copy of the Savarese Addendum is filed with this Current Report on Form 8-K as Exhibit 10.15, and is incorporated herein by reference, and the foregoing description of her employment agreement is qualified in its entirety by reference thereto.

Departure of Directors and Executive Officers

The Company had previously announced that Joseph Cunningham, who served as XCF’s Chief Accounting Officer and as an XCF director, informed the Company of his intent to retire from his executive officer positions and resign as an XCF director effective prior to the closing of the business combination. The Company also had previously announced that Stephen Goodwin, who served as XCF’s Chief Business Development Officer and as an XCF director, informed XCF of his intent to retire from his executive officer position and resign as an XCF director effective prior to the closing of the business combination. Mr. Cunningham retired from his executive officer positions and resigned as an XCF director on April 13, 2025. Mr. Goodwin retired from his executive officer position on February 27, 2025 and resigned as an XCF director on April 13, 2025. The determination by Mr. Cunningham and Mr. Goodwin to resign as members of the board is not related to any disagreement on any matter relating to the Company’s operations, policies or practices.

In connection with their departures, XCF entered into separation agreements with each of Mr. Cunningham and Mr. Goodwin.

The agreement with Mr. Cunningham provides that Mr. Cunningham will receive a total of $330,000 in cash payments, of which $30,000 is payable on his separation date, with the remaining payments to being made in equal monthly installments over twelve months following his separation date, subject to the Company’s right to delay such payments under certain circumstances. In addition, Mr. Cunningham will receive 300,000 shares of common stock at closing of the Company’s planned business combination.

The agreement with Mr. Goodwin provides that Mr. Goodwin will receive a total of $330,000 in cash payments, of which $30,000 is payable on his separation date, with the remaining payments to being made in equal monthly installments over twelve months following his separation date, subject to the Company’s right to delay such payments under certain circumstances. In addition, Mr. Goodwin will receive 300,000 shares of common stock at closing of the Company’s planned business combination.

Copies of the separation agreements with Mr. Cunningham and Mr. Goodwin are filed with this Current Report on Form 8-K as Exhibits 10.16 and 10.17, respectively, and are incorporated herein by reference, and the foregoing descriptions of the separation agreements are qualified in their entirety by reference thereto.

SAF Production

XCF’s currently-operating production facility in Reno, Nevada was converted to SAF production in October 2024 and began initial production of SAF and renewable naphtha (a byproduct in SAF production) in February 2025. First deliveries of neat SAF and renewable naphtha produced at New Rise Reno began in March 2025 under our existing Supply and Offtake Agreement with Phillips 66 (the “P66 Agreement”). New Rise Reno has produced a total of 1 million gallons of neat SAF and renewable naphtha in the first months of production.

During the initial phase of production ramp-up of SAF, the Reno production facility operated at approximately 50% capacity. Our New Rise Reno team has been reviewing the catalyst processing for SAF to meet nameplate capacity. While ramp-up processes are being undertaken, management has made the determination to temporarily produce renewable diesel which can be achieved at nameplate capacity (approximately 3,000 barrels per day) and without any additional modifications to the facility. New Rise Reno will sell the renewable diesel to Phillips 66 under the P66 Agreement. We currently expect to resume SAF production in or before the third quarter of 2025, although we cannot assure you when SAF production will resume, and when it does resume, when or whether the Reno production facility will be able to produce SAF at full capacity. Any delay beyond the third quarter 2025 in our ability to resume SAF production and/or any delay in our ability to operate the Reno production facility at full nameplate capacity for SAF production will adversely affect our revenues and profitability.

The issuances of the shares described in this Item 8.01 were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and such shares were issued in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, Focus Impact’s and XCF’s expectations with respect to future performance and anticipated financial impacts of the business combination, estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, the satisfaction of the closing conditions to the business combination and the timing of the consummation of the business combination, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Focus Impact and its management, and XCF and its management, as the case may be, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with respect to the business combination or with regard to XCF’s offtake arrangements; (3) the outcome of any legal proceedings that may be instituted against Focus Impact, XCF, NewCo or others; (4) the inability of the parties to successfully or timely close the business combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect NewCo or the expected benefits of the business combination; (5) changes to the proposed structure of the proposed transactions that may be required or appropriate as a result of applicable laws or regulations; (6) the ability to meet stock exchange listing standards following the consummation of the business combination; (7) the ability of XCF to integrate the operations of New Rise and implement its business plan on its anticipated timeline; (8) the ability of New Rise to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process; (9) XCF’s ability to resolve current disputes between New Rise and its landlord with respect to the ground lease for the New Rise Reno facility; (10) XCF’s ability to resolve current disputes between New Rise and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility; (11) the risk that the proposed transactions disrupt current plans and operations of Focus Impact or XCF as a result of the announcement and consummation of the proposed transactions; (12) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of NewCo to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (13) costs related to the proposed transactions; (14) changes in applicable laws or regulations; (15) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (16) the possibility that Focus Impact, XCF or NewCo may be adversely affected by other economic, business, and/or competitive factors; (16) the availability of tax credits and other federal, state or local government support; (17) risks relating to XCF’s and New Rise’s key intellectual property rights; and (18) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the final prospectus relating to the initial public offering of Focus Impact, dated October 4, 2021, and other filings with the Securities and Exchange Commission (“SEC”) from time to time, including the registration statement on Form S-4, as amended, initially filed with the SEC by NewCo on July 31, 2024. If any of the risks actually occur, either alone or in combination with other events or circumstances, or Focus Impact’s or XCF’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Focus Impact or XCF does not presently know or that it currently believes are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Focus Impact’s or XCF’s expectations, plans or forecasts of future events and views as of the date of this communication. These forward-looking statements should not be relied upon as representing Focus Impact or XCF’s assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements. While Focus Impact or XCF may elect to update these forward-looking statements at some point in the future, Focus Impact and XCF specifically disclaim any obligation to do so.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1
Amendment No. 3 to the Business Combination Agreement, dated as of May 30, 2025, by and among Focus Impact BH3 Acquisition Company, Focus Impact BH3 Newco, Inc., Focus Impact BH3 Merger Sub I, LLC, Focus Impact BH3 Merger Sub II, Inc., and XCF Global Capital, Inc.

10.1
Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of Focus Impact BH3 Acquisition Company filed with the SEC on February 21, 2025)

10.2	First Amendment, dated April 17, 2025, to Promissory Note dated February 13, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder

10.3	Promissory Note dated April 17, 2025, between XCF Global Capital, Inc. as Maker, and GL Part SPV I, LLC, as Holder

10.4	Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder

10.5	First Amendment, dated April 17, 2025, to Promissory Note dated January 31, 2025, between XCF Global Capital, Inc. as Maker, and Innovativ Media Group, Inc., as Holder

10.6	Promissory Note dated May 1, 2025, between XCF Global Capital, Inc. as Maker, and Narrow Road Capital, Ltd., as Holder

10.7	Promissory Note dated May 14, 2025, between XCF Global Capital, Inc. as Maker, and Gregory Segars Cribb, as Holder

10.8	Purchase Agreement dated May 30, 2025, by and between Helena Global Investment Opportunities I Ltd, Focus Impact BH3 NewCo, Inc. and XCF Global Capital, Inc.

10.9	Promissory Note dated May 30, 2025, by and between Focus Impact BH3 NewCo, Inc., as Borrower, XCF Global Capital, Inc. and Helena Global Investment Opportunities I Ltd

10.10	Share Issuance Agreement dated as of May 30, 2025 between XCF Global Capital, Inc. and Randall Soule

10.11	Employment Agreement dated April 16, 2025, between XCF Global Capital, Inc. and Pamela M. Abowd

10.12	Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley.

10.13	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Jonathan Seeley

10.14	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory R. Surette

10.15	Addendum, dated April 13, 2025, to Employment Agreement dated February 14, 2025, between XCF Global Capital, Inc. and Gregory P. Savarese

10.16	Separation Agreement between XCF Global Capital, Inc. and Joseph F. Cunningham

10.17	Separation Agreement between XCF Global Capital, Inc. and Stephen Goodwin

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2025

FOCUS IMPACT BH3 NEWCO, INC.

	By:	/s/ Carl Stanton
	Name:	Carl Stanton
	Title:	Chief Executive Officer